  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 118 to File No. 2-10765; Amendment No. 118 to File No. 811-249) of Delaware Group Equity Funds I of our reports dated December 10, 2004, included in the 2004 Annual Reports to shareholders.


                                               Ernst & Young LLP
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                                               Ernst & Young LLP
Philadelphia, Pennsylvania
February 23, 2005